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                                                                    EXHIBIT 24.2

STATE OF ALABAMA

COUNTY OF JEFFERSON


                               POWER OF ATTORNEY
                               -----------------


  KNOW ALL MEN BY THESE PRESENTS, that I, Randall L. Haines, a Director of JUST FOR FEET, INC., an Alabama corporation, do constitute and appoint Harold Ruttenberg and Robert C. Wabler, and each of them, my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for me in any and all capacities, to sign, on my behalf and in my stead pursuant to the requirements of the Securities Act of 1933, the Registration Statement on Form S-8 for JUST FOR FEET, INC., in connection with its Employee Incentive Stock Option Plan, and to file the same with the Securities and Exchange Commission, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Registration Statement, incorporating such changes as the said attorneys-in-fact deem appropriate, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal this 12th day of June, 1996.


                                              /s/ Randall L. Haines
                                              --------------------------------
                                              Randall L. Haines


                                ACKNOWLEDGEMENT
                                ---------------

  BEFORE me this 12th day of June, 1996, came Randall L. Haines, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.


                                             /s/ Deborah B. Partridge
                                             ---------------------------------
                                             NOTARY PUBLIC


                                             State of Alabama

                                             My Commission Expires:

                                             2/28/2000
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